UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2012

Hot Topic, Inc.
(Exact name of registrant as specified in its charter)

California	0-28784	77-0198182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18305 E. San Jose Avenue
City of Industry, California		91748
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 839-4681

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On September 6, 2012, Gerald Cook resigned as our Chief Store Officer, effective as of February 28, 2013 (the “Resignation Date”).  Mr. Cook will continue to perform duties consistent with that of the position of Chief Store Officer until the Resignation Date.

(e)       On September 6, 2012, in connection with his resignation, we entered into an amendment to Mr. Cook’s amended and restated employment letter agreement dated November 24, 2008.  The amendment provides that Mr. Cook will remain eligible for an annual performance bonus for fiscal 2012.  In addition, while Mr. Cook forfeited his rights to severance as a result of his resignation, under certain circumstances, if Mr. Cook’s employment ends prior to the Resignation Date, he may be entitled to base salary and benefits through such date and a prorated portion of the annual performance bonus for fiscal 2012.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, issued by Hot Topic, Inc. on September 6, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOT TOPIC, INC.

	By:	/s/ GEORGE WEHLITZ, JR.
George Wehlitz, Jr.
Vice President, Finance

Date: September 6, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, issued by Hot Topic, Inc. on September 6, 2012